                                                                     EXHIBIT (n)

INDEPENDENT AUDITORS' CONSENT

MuniHoldings Pennsylvania Insured Fund:

We consent to the use in Pre-Effective Amendment No. 1 to Registration Statement No. 333-70425 of our report dated January 21, 1999 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Experts" appearing in the Prospectus, which also is a part of such Registration Statement.


/s/Deloitte & Touche LLP

Deloitte & Touche LLP
Princeton, New Jersey
March 1, 1999